UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2008
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HD PARTNERS ACQUISITION CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	0-3893077
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(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Ocean Park Boulevard
Santa Monica, California	90405
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 209-8308
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Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01  Other Events

HD Partners Acquisition Corporation (“the Company”) announced today that the Company has set April 30, 2008 as the record date (the “Record Date”) for determining the stockholders entitled to receive liquidating distributions. April 30, 2008 will also be the last trade date for the Company’s securities on the American Stock Exchange.

Pursuant to the plan of liquidation, which was approved by the Company’s stockholders on April 7, 2008, the Company will return the amount held in trust, together with interest (net of applicable taxes), to holders, as of the Record Date, of the Company’s common stock originally issued in its initial public offering. No payments will be made with respect to any of the Company’s outstanding warrants or to the shares owned by the Company’s initial stockholders prior to the initial public offering. As of the record date, April 30, 2008, the share transfer books of the Company will be closed, and trading of the Company’s shares on the American Stock Exchange will be suspended. The Company expects to make a liquidating distribution promptly after April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2008

HD PARTNERS ACQUISITION CORPORATION

By:	/s/ Bruce Lederman
Bruce Lederman
Executive Vice President and Secretary